SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

                          Date of Report: June 4, 2001


                                Mind2Market, Inc.
                  ---------------------------------------------
             (Exact name of registrant as specified in its chapter)


         COLORADO                      000-28711           84-1361341
     ---------------                 ------------         -------------
(State or other jurisdiction         (Commission          (IRS Employer
      of incorporation)              File Number)         Identification No.)


1625 Abilene Drive, Broomfield, Colorado           80020
----------------------------------------          -------
(Address of principal executive offices)        (Postal Code)


Registrant's telephone number, including area code:  (303) 438-9185
                                                     --------------


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Item 1. CHANGES IN CONTROL OF REGISTRANT

         None.

Item 2. ACQUISITION OR DISPOSITION OF ASSETS

         None.

Item 3. BANKRUPTCY OR RECEIVERSHIP

         None.

Item 4. CHANGES IN REGISTRANTS CERTIFYING ACCOUNTANT

         None.

Item 5. OTHER EVENTS

         None.

Item 6. APPOINTMENT OF NEW DIRECTORS OR OFFICERS

         As of May 17, 2001, Douglas Webber was appointed President and Ronald Powell was appointed Vice President of the Company.

RONALD POWELL
Mr. Powell, 44, is the outgoing President and a principal shareholder of the Company since 1996. He earned a degree in Business Administration from Regis University in 1997. Mr. Powell worked for Rockwell International from 1983 until 1990 at the Rocky Flats Weapons Site on a national defense contracts. Mr. Powell earned a certified Project Manager degree and worked as a Project Manager with EG&G, Inc. at the Rocky Flats Environmental Technology Site from 1990 until 1995, with responsibilities for design and construction projects ranging from $2 to $50 million. He has served as a project management consultant and trainer for Monks Associates, Inc. from 1995 through 2001. He served as a product manager for various products and was responsible for the management of the Company finance and administrative functions until July 2000. Mr. Powell is also a member of the Board of Directors of the Company.

DOUGLAS WEBBER
Mr. Webber, 54, earned a Bachelor's degree in Business Administration from Hofstra University and Nassau Community College in 1972. From 1982 to 1988, he was a Product Marketing Manager for Pioneer Standard Electronics, where he supervised sales representatives and controlled budgets and inventory for his department. From 1988 to 1992, Mr. Webber was the President and CEO of Strathmore Investments, Inc. In this capacity, he was responsible for the startup of a small business. He is currently Vice President of Corporate Development for Century 21 Realty Group Companies.


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         RESIGNATION OF OFFICERS OR DIRECTORS

         As of May 17, 2001, Ronald Powell resigned his position as President of the Company to assume his new role as Vice President.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

        None.



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                                   Signatures

         Pursuant to the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 4, 2001


                                           MIND2MARKET, INC.


                                           By: /s/ Douglas Webber
                                               -------------------------------
                                               Douglas Webber, President